UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 1, 2017

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100
(Former name or former address, if changed since last report.)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Named Executive Officer

Byron Selman, President, Global Markets, is leaving Haemonetics Corporation (the "Company") effective May 5, 2017. Mr. Selman joined the Company in 2012 as President, North America and has served as President, Global Markets since April 2015.

Haemonetics is grateful for Mr. Selman’s many and significant contributions during his time at the Company and extends its best wishes to him for success in his future endeavors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

Date: May 5, 2017	By	/s/ Christopher Simon
Christopher Simon
President and Chief Executive Officer